Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of March 21, 2014 (this “Agreement”) is entered into by and among GENTHERM INCORPORATED, a Michigan corporation (formerly known as Amerigon Incorporated, the “Company”), GENTHERM EUROPE GMBH, a German limited liability company (formerly known as Amerigon Europe GmbH, together with the Company, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in such capacity as administrative agent, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are all parties to the Credit Agreement, dated as of March 30, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Agreement and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has informed the Administrative Agent and the Lenders that it intends to acquire all of the Equity Interests of Global Thermoelectric Inc., a corporation organized under the laws of the Province of Alberta (“Global”), for aggregate consideration not to exceed $40,000,000 (the “Acquisition Transaction”);

WHEREAS, as a result of the Acquisition Transaction, Global will become a direct Material Subsidiary of the Company;

WHEREAS, in connection with the Acquisition Transaction, the Borrowers have requested that the Lenders provide the consent set forth below and amend certain provisions of the Existing Credit Agreement as set forth herein; and

WHEREAS, the Lenders are willing to provide such consent and are willing to effect such amendments, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Agreement with such meanings.

ARTICLE II.

CONSENT

SECTION 2.1. Consent. Notwithstanding the terms of Section 6.13 of the Credit Agreement, the Administrative Agent and the Lenders hereby agree that the Borrowers shall not be required to cause Global to become a Guarantor or to pledge Global’s assets or the Equity Interests owned by the Company in Global, in each case, in accordance with Section 6.13 of the Credit Agreement, until the earliest of (i) September 30, 2014 (but only if Global is a Material Subsidiary as of such date), (ii) the first date on which Global as of the end of the then most recently ended fiscal quarter of the Company, for the Measurement Period then ended, contributes greater than ten percent (10%) of Consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period, (iii) the first date on which Global, as of the end of the then most recently ended fiscal quarter of the Company, for the Measurement Period then ended, contributes greater than ten percent (10%) of the total revenue (adjusted to eliminate the effect of intercompany transactions) of the Company and its Subsidiaries on a consolidated basis for such period and (iv) the first date on which the consolidated total assets of Global exceed ten percent (10%) of the total assets (adjusted to eliminate intercompany transactions) of the Company and its Subsidiaries on a consolidated basis.

The above consent shall not modify or affect the Borrowers’ obligations to comply fully with the terms of Section 6.13 of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future. The consent is limited solely to the specific consent identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

ARTICLE III.

AMENDMENTS TO CREDIT AGREEMENT

SECTION 3.1. Section 1.01.

SECTION 3.1.1. The definition of “Alternative Currency” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

“Alternative Currency” means (a) with respect to any Gentherm Germany Term Loan, Euro, (b) with respect to any Revolving Credit Loan, Canadian Dollars and (c) with respect to any Letter of Credit, each of Canadian Dollars, Euro, Sterling or Yen.

SECTION 3.1.2. Subsection (a) of the definition of “Eurocurrency Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, (i) in the case of a Eurocurrency Rate Loan denominated in Dollars, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and (ii) in the case of Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; and

SECTION 3.1.3. The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in appropriate alphabetical order to read as follows:

“Bank of Nova Scotia/Global Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of December 30, 2013, by and between Global and The Bank of Nova Scotia, as amended or otherwise modified.

“Global” means Global Thermoelectric Inc., a corporation organized under the laws of the Province of Alberta.

“Global Letters of Guarantee” means those certain one or more letters of guarantee issued by The Bank of Nova Scotia under the Bank of Nova Scotia/Global Credit Agreement in support of certain of Global’s performance obligations, in an aggregate amount not to exceed $2,500,000 at any one time.

“Global Acquisition” means the acquisition on April 1, 2014 by the Company of one hundred percent (100%) of the Equity Interests of Global for aggregate consideration not to exceed $40,000,000 pursuant to the terms the Global Acquisition Agreement.

“Global Acquisition Agreement” means that certain Share Purchase Agreement dated as of April 1, 2014, by and among Global, Rockwood Equity Partners, LLC, the Shareholders and Warrantholders of Global listed on the signature pages thereto, 1804376 Alberta Ltd. and the Company.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

SECTION 3.2. Section 2.01. Section 2.01(c) of the Existing Credit Agreement is hereby amended by amending and restating the last sentence thereof as follows:

“Revolving Credit Loans may be borrowed in Dollars or the Alternative Currency.”

SECTION 3.3. Section 7.01. Section 7.01 of the Existing Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (i) thereof, (b) deleting the “.” and inserting “and” at the end of clause (j) thereof and (c) inserting a new clause (k) as follows:

“(k) so long as the L/C Issuer has not issued a backstop Letter of Credit in favor of The Bank of Nova Scotia in connection with the Global Letters of Guarantee, Liens of The Bank of Nova Scotia on cash collateral posted by Global, in an amount not to exceed $2,500,000, to support its obligations to The Bank of Nova Scotia under the Global Letters of Guarantee.”

SECTION 3.3. Section 7.02. Section 7.02 of the Existing Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (f) thereof, (b) deleting the “.” and inserting “and” at the end of clause (g) thereof and (c) inserting a new clause (h) as follows:

“(h) the Global Acquisition.”

SECTION 3.4 Section 7.03. Section 7.03 of the Existing Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (g) thereof, (b) deleting the “.” and inserting “and” at the end of clause (h) thereof and (c) inserting a new clause (i) as follows:

“(i) the Global Letters of Guarantee.”

ARTICLE IV.

CONDITION TO EFFECTIVENESS

SECTION 4.1. Counterparts. This Agreement shall become effective on and as of the date first written above upon (a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by each of the Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and (b) receipt by Moore & Van Allen PLLC, as counsel to the Administrative Agent of its fees and expenses in connection with this Agreement.

ARTICLE V.

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Article X thereof.

SECTION 5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 5.6. Full Force and Effect; Limited Consent. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consent and amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly waived or amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents.

SECTION 5.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Agreement, the Borrowers hereby represent and warrant to the Lenders that both before and after giving effect to this Agreement, (a) no event has occurred and is continuing which constitutes a Default or an Event of Default and (b) the representations and warranties of the (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with any Loan Document are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Section 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to, respectively, Section 6.01(a) and (b).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GENTHERM INCORPORATED

By:	/s/ Barry G. Steele
Name:	Barry G. Steele
Title:	CFO, Vice-President Finance and Treasurer

GENTHERM EUROPE GMBH

By:	/s/ Barry G. Steele
Name:	Barry G. Steele
Title:	Managing Director

Seventh Amendment and Consent

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Laura Call
Name:	Laura Call
Title:	Assistant Vice President

Seventh Amendment and Consent

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Gregory J. Bosio
Name:	Gregory J. Bosio
Title:	Vice President

Seventh Amendment and Consent

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Joseph Bomberski
Name:	Joseph Bomberski
Title:	Vice president

Seventh Amendment and Consent

COMERICA BANK,
as a Lender

By:	/s/ Nicole Swigert
Name:	Nicole Swigert
Title:	Vice President

Seventh Amendment and Consent

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Steven J. McCormack
Name:	Steven J. McCormack
Title:	Sr. Vice President

Seventh Amendment and Consent

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jason W. Bierlein
Name:	Jason W. Bierlein
Title:	SVP

Seventh Amendment and Consent